Exhibit 4.1

WARRANT AGENCY AGREEMENT

WARRANT AGENCY AGREEMENT, dated as of November 5, 2024 (“Agreement”), by and between NioCorp Developments Ltd., a company incorporated under the laws of the Province of British Columbia, Canada (the “Company”), and Computershare Inc., a Delaware corporation (“Computershare”), and its affiliate, Computershare Trust Company, N.A., a federally chartered trust company, together as warrant agent (the “Warrant Agent”).

W I T N E S S E T H

WHEREAS, the Company is issuing certain Warrants (as hereinafter defined) pursuant to a registered offering (the “Offering”) by the Company of up to 1,831,209 of the Company’s common shares, no par value per share (the “Common Shares”), up to 1,831,209 Series A warrants (the “Series A Warrants”) to purchase up to an additional 1,831,209 Common Shares (the “Series A Warrant Shares”) at an exercise price of $1.75 per Series A Warrant Share and up to 915,604 Series B warrants (the “Series B Warrants”, collectively, with the Series A Warrants, the “Warrants”) to purchase up to an additional 915,604 Common Shares (the “Series B Warrant Shares”, collectively, with the Series A Warrant Shares, the “Warrant Shares”) at an exercise price of $2.07 per Series B Warrant Share; and

WHEREAS, upon the terms and subject to the conditions hereinafter set forth and pursuant to an effective registration statement on Form S-3 (File No. 333-280176) (the “Registration Statement”), and the terms and conditions of the Warrant Certificate (as hereinafter defined), the Company wishes to issue the Warrants in book-entry form entitling the respective holders of the Warrants (the “Holders”, which term shall include a Holder’s transferees, successors and assigns and “Holder” shall include, if the Warrants are held in “street name”, a Participant (as defined below) or a designee appointed by such Participant); and

WHEREAS, the Company wishes the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance, registration, transfer, exchange, exercise and replacement of the Warrants and coordinate with the Company’s transfer agent for the delivery of the Warrant Shares (as defined below).

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

Section 1. Certain Definitions. For purposes of this Agreement, all capitalized terms not herein defined shall have the meanings hereby indicated:

(a) “Affiliate” has the meaning ascribed to it in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b) “Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or Canada or any day on which banking institutions in the State of New York or Province of British Columbia are authorized or required by law or other governmental action to close.

(c) “Close of Business” on any given date means 5:00 p.m., New York City time, on such date; provided, however, that if such date is not a Business Day, it means 5:00 p.m., New York City time, on the next succeeding Business Day.

(d) “Person” means an individual, corporation, association, partnership, limited liability company, joint venture, trust, unincorporated organization, government or political subdivision thereof or governmental agency or other entity.

(e) “Series A Warrant Certificate” means a certificate in substantially the form attached as Exhibit 1, representing such number of Series A Warrant Shares as is indicated therein, provided that any reference to the delivery of a Series A Warrant Certificate in this Agreement shall include delivery of a Definitive Certificate or a Global Warrant (each as defined below).

(f) “Series B Warrant Certificate” means a certificate in substantially the form attached as Exhibit 2, representing such number of Series B Warrant Shares as is indicated therein, provided that any reference to the delivery of a Series B Warrant Certificate in this Agreement shall include delivery of a Definitive Certificate or a Global Warrant.

(g) “Trading Market” means any of the following markets or exchanges on which the Common Shares are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing).

(h) “Warrant Certificates” means, collectively, the Series A Warrant Certificate and Series B Warrant Certificate.

All other capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Warrant Certificates.

Section 2. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the express terms and conditions hereof (and no implied terms or conditions), and the Warrant Agent hereby accepts such appointment.

Section 3. Global Warrants.

(a) The Series A Warrants and Series B Warrants shall each be registered securities and shall each be evidenced by a global warrant (each, a “Global Warrant”), in the form of the Series A Warrant Certificate and Series B Warrant Certificate, respectively, which shall be deposited with the Warrant Agent and registered in the name of Cede & Co., a nominee of The Depository Trust Company (the “Depositary”), or as otherwise directed by the Depositary. Ownership of beneficial interests in the Warrants, shall be shown on, and the transfer of such ownership shall be effected through, records maintained by (i) the Depositary or its nominee for each Global Warrant or (ii) institutions that have accounts with the Depositary (such institution, with respect to a Warrant in its account, a “Participant”).

(b) If the Depositary subsequently ceases to make its book-entry settlement system available for any of the Warrants, the Company may instruct the Warrant Agent regarding other arrangements for book-entry settlement. In the event that any of the Warrants are not eligible for, or it is no longer necessary to have such Warrants available in, book-entry form, the Warrant Agent shall provide written instructions to the Depositary to deliver to the Warrant Agent for cancellation such Global Warrant, and the Company shall instruct the Warrant Agent to deliver to each such Holder a Definitive Certificate. In such event, the transfer, exchange, or exercise of such Warrants shall be conducted in accordance with the customary procedures of the Warrant Agent.

(c) A Holder has the right to elect at any time or from time to time a Warrant Exchange (as defined below) pursuant to a Warrant Certificate Request Notice (as defined below). Upon written notice by a Holder to the Company and the Warrant Agent for the exchange of some or all of such Holder’s Global Warrants for a separate certificate substantially in the forms attached hereto as Exhibit 1, with respect to a Holder of Series A Warrants and Exhibit 2 with respect to a Holder of Series B Warrants (each, a “Definitive Certificate”, collectively, the “Definitive Certificates”), evidencing the same number of Series A Warrants or Series B Warrants, as applicable, which request shall be in the form attached hereto as Exhibit 3, properly completed and duly executed (a “Warrant Certificate Request Notice” and the date of delivery of such Warrant Certificate Request Notice by the Holder, the “Warrant Certificate Request Notice Date” and the surrender by the Holder to the Warrant Agent of a number of Global Warrants for the same number of Series A Warrants or Series B Warrants evidenced by a Warrant Certificate, a “Warrant Exchange”), the Company and the Warrant Agent shall promptly effect the Warrant Exchange and the Company shall promptly issue and deliver, at the expense of the Company, to the Holder a Definitive Certificate, for such number of Warrants in the name set forth in the Warrant Certificate Request Notice. Such Definitive Certificates shall be dated the original issue date of the Series A Warrants or Series B Warrants, shall be executed manually or via facsimile by an authorized signatory of the Company, shall be in the forms attached hereto as Exhibit 1 and Exhibit 2, as applicable, and shall be reasonably acceptable in all respects to such Holder. In connection with a Warrant Exchange, the Company agrees to deliver the Definitive Certificates, to the Holder within ten (10) Business Days of the Warrant Certificate Request Notice pursuant to the delivery instructions in the Warrant Certificate Request Notice (“Warrant Certificate Delivery Date”). If the Company fails for any reason to deliver to the Holder a Definitive Certificate subject to the Warrant Certificate Request Notice by the Warrant Certificate Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares evidenced by such Definitive Certificate (based on the VWAP (as defined in the Warrants) of the Common Shares on the Warrant Certificate Request Notice Date), $5 per Business Day for each Business Day after such Warrant Certificate Delivery Date until such Definitive Certificate is delivered or, prior to delivery of such Warrant Certificate, the Holder rescinds such Warrant Exchange. The Warrant Agent shall have no liability for the Company’s failure to deliver to the Holders the Warrant Certificate as set forth in this Section 3(c). The Company covenants and agrees that, upon the date of delivery of the Warrant Certificate Request Notice, the Holder shall be deemed to be the holder of the Definitive Certificate, and, notwithstanding anything to the contrary set forth herein, the Definitive Certificate shall be deemed for all purposes to contain all of the terms and conditions of the Series A Warrants or Series B Warrants, as applicable, evidenced by such Warrant Certificate, and the terms of this Agreement, other than Sections 3(c), 3(d), 9, 14, 15, 16, and 17 herein, shall not apply to the Warrants evidenced by the Definitive Certificate. Notwithstanding anything to the contrary contained in this Agreement, in the event of inconsistency between any provision in this Agreement and any provision in a Definitive Certificate, as it may from time to time be amended, the terms of such Definitive Certificate shall control; provided that all rights, duties, obligations, liabilities and immunities of the Warrant Agent shall be governed and controlled by this Agreement.

(d) Except in the event that Definitive Certificates are delivered pursuant to Section 3(b) because the Warrants are not eligible for, or it is no longer necessary to have the Warrants available in, book-entry form, a Holder of a Definitive Certificate (pursuant to a Warrant Exchange or otherwise) has the right to elect at any time or from time to time a Global Warrants Exchange (as defined below) pursuant to a Global Warrants Request Notice (as defined below). Upon written notice by a Holder to the Company for the exchange of some or all of such Holder’s Warrants evidenced by a Definitive Certificate for a beneficial interest in Global Warrants held in book-entry form through the Depositary evidencing the same number of Series A Warrants or Series B Warrants, as applicable, which request shall be in the form attached hereto as Exhibit 4, properly completed and duly executed (a “Global Warrants Request Notice” and the date of delivery of such Global Warrants Request Notice by the Holder, the “Global Warrants Request Notice Date” and the surrender upon delivery by the Holder of the Warrants evidenced by Definitive Certificates for the same number of Series A Warrants or Series B Warrants, as applicable, evidenced by a beneficial interest in Global Warrants held in book-entry form through the Depositary, a “Global Warrants Exchange”), the Company shall promptly effect the Global Warrants Exchange and shall promptly direct the Warrant Agent to issue and deliver to the Holder Global Warrants for such number of Warrants in the Global Warrants Request Notice, which beneficial interest in such Global Warrants shall be delivered by the Depositary’s Deposit or Withdrawal at Custodian system to the Holder pursuant to the instructions in the Global Warrants Request Notice. In connection with a Global Warrants Exchange, the Company shall direct the Warrant Agent to deliver the beneficial interest in such Global Warrants to the Holder within ten (10) Business Days of the Global Warrants Request Notice pursuant to the delivery instructions in the Global Warrant Request Notice (“Global Warrants Delivery Date”). If the Company fails for any reason to deliver to the Holder Global Warrants subject to the Global Warrants Request Notice by the Global Warrants Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares evidenced by such Global Warrants (based on the VWAP (as defined in the Warrants) of the Common Shares on the Global Warrants Request Notice Date), $10 per Business Day (increasing to $20 per Business Day on the fifth Business Day after such liquidated damages begin to accrue) for each Business Day after such Global Warrants Delivery Date until such Global Warrants are delivered or, prior to delivery of such Global Warrants, the Holder rescinds such Global Warrants Exchange. The Warrant Agent shall have no liability for the Company’s failure to deliver the Global Warrants to the Holders as set forth in this Section 3(d). The Company covenants and agrees that, upon the date of delivery of the Global Warrants Request Notice, the Holder shall be deemed to be the beneficial holder of such Global Warrants.

Section 4. Form of Warrant Certificates. The Warrant Certificates, together with the form of election to purchase Common Shares (“Notice of Exercise”) and the form of assignment to be printed on the reverse thereof, shall be substantially in the forms of Exhibit 1 and Exhibit 2.

Section 5. Countersignature and Registration. The Global Warrants shall be executed on behalf of the Company by its Chief Executive Officer or Chief Financial Officer, by electronic or facsimile signature. The Global Warrants shall be countersigned by the Warrant Agent by electronic or facsimile signature and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Global Warrants shall cease to be such officer of the Company before countersignature by the Warrant Agent and issuance and delivery by the Company, such Global Warrant, nevertheless, may be countersigned by the Warrant Agent, issued and delivered with the same force and effect as though the Person who signed such Global Warrant had not ceased to be such officer of the Company; and any Global Warrant may be signed on behalf of the Company by any Person who, at the actual date of the execution of such Global Warrant, shall be a proper officer of the Company to sign such Global Warrant, although at the date of the execution of this Agreement any such Person was not such an officer.

Upon the receipt of all relevant information from the Company or its agents, the Warrant Agent will keep or cause to be kept, at one of its offices, or at the offices of one of its agents, books for registration and transfer of the Global Warrants and Definitive Certificates issued hereunder. Such books shall show the names and addresses of the respective Holders of the Global Warrants and Definitive Certificates, the number of Warrants evidenced on the face of each such Global Warrant or Definitive Certificate, and the date of each such Global Warrant or Definitive Certificate. The Warrant Agent will create a special account for the issuance of Global Warrants.

Section 6. Transfer, Split Up, Combination and Exchange of Warrant Certificates; Mutilated, Destroyed, Lost or Stolen Warrant Certificates. With respect to the Definitive Certificates, subject to the provisions of the Warrant Certificates, and the second to last sentence of this first paragraph of Section 6 and subject to applicable law, rules or regulations, or any “stop transfer” instructions the Company may give to the Warrant Agent, at any time after the closing date of the Offering, and at or prior to the Close of Business on the Termination Date (as such term is defined in the Warrant Certificate), any Definitive Certificate may be transferred, split up, combined or exchanged for another Definitive Certificate, entitling the Holder to purchase a like number of Common Shares as the Definitive Certificate surrendered then entitled such Holder to purchase. Any Holder desiring to transfer, split up, combine or exchange any Definitive Certificate shall make such request in writing delivered to the Warrant Agent, together with the required form of assignment and certificate duly executed and properly completed, and such Holder shall surrender the Definitive Certificate, to be transferred, split up, combined or exchanged at the office of the Warrant Agent. Any requested transfer of Warrants, whether in book-

entry form or certificate form, shall be accompanied by reasonable evidence of authority of the party making such request that may be required by the Warrant Agent, a guaranty of signature by an “eligible guarantor institution” that is a member or participant in the Securities Transfer Agents Medallion Program or other comparable “signature guarantee program” (each a “Signature Guarantee”). For the avoidance of doubt, in case of a Warrant in book-entry or electronic form held through the Depositary, including, without limitation, the Global Warrants, no ink-original documents nor a Signature Guarantee or any notarization shall be required to effect such transfer, split up, combination, or exchange. Thereupon the Warrant Agent shall, subject to the second to last sentence of this first paragraph of Section 6, countersign and deliver to the Person entitled thereto a Definitive Certificate, as the case may be, as so requested. The Company may require payment from the Holder of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Definitive Certificate. The Company shall compensate the Warrant Agent per the fee schedule mutually agreed upon by the parties hereto and provided separately on the date hereof. The Warrant Agent shall not have any duty or obligation to deliver Warrants or Warrant Shares or take any action under any section of this Agreement that requires the payment of taxes and/or charges unless and until it is satisfied that all such payments have been made.

Upon receipt by the Warrant Agent of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of a Warrant Certificate, which evidence shall include an affidavit of loss, or in the case of mutilated certificates, the certificate or portion thereof remaining, and, in case of loss, theft or destruction, of indemnity in form and amount satisfactory to the Warrant Agent (including the posting of an open penalty surety bond satisfactory to the Warrant Agent and holding it and the Company harmless), and satisfaction of any other reasonable requirements established by Section 8-405 of the Uniform Commercial Code as in effect in the State of New York, and reimbursement to the Company and the Warrant Agent of all reasonable expenses incidental thereto, and upon surrender to the Warrant Agent and cancellation of the Warrant Certificate if mutilated, absent notice to the Warrant Agent that such Warrant Certificate has been acquired by a bona fide purchaser, the Company will make and deliver a new Warrant Certificate of like tenor to the Warrant Agent for delivery to the Holder in lieu of the Warrant Certificate so lost, stolen, destroyed or mutilated.

The Company shall provide to the Warrant Agent an opinion of counsel at or prior to the issuance of Warrants in support of a reserve of Warrant Shares for the Warrants to be issued, substantially to the effect that all Warrants or Warrant Shares, as applicable, are or will be (i) registered under the Securities Act of 1933, as amended, and (ii) upon exercise in accordance with the terms herein, in the case of the Warrant Shares, validly issued, fully paid and non-assessable.

Section 7. Exercise of Warrants; Exercise Price; Termination Date.

(a) The Warrants shall be exercisable commencing on the Initial Exercise Date. The Warrants shall cease to be exercisable and shall terminate as set forth in the applicable Warrant Certificate. Subject to the foregoing and to Section 7(b) below, the Holder of a Warrant may exercise the Warrant, in whole or in part, pursuant to the terms and conditions set forth in Section 2 of the applicable Warrant Certificate. Notwithstanding any other provision in this Agreement, a holder whose interest in a Global Warrant is a beneficial interest in a Global Warrant held in book-entry form through the Depositary (or another established clearing corporation performing similar functions) shall effect exercises by delivering to the Depositary (or such other clearing corporation, as applicable) the appropriate instruction form for exercise, complying with the procedures to effect exercise that is required by the Depositary (or such other clearing corporation, as applicable). The Company acknowledges that the bank accounts maintained by the Warrant Agent in connection with the services provided under this Agreement will be in its name and that the benefit of funds held in those accounts from time to time. Neither the Company nor the Holders will receive interest on any deposits or Exercise Price. No ink-original Notice of Exercise shall be required in the case of a Warrant in book-entry form held through the Depositary, including, without limitation, the Global Warrants. The Company hereby acknowledges and agrees that, with respect to a holder whose interest in a Global Warrant is a beneficial interest in a Global Warrant held in book-entry form through the Depositary (or another established clearing corporation performing similar functions), upon delivery of irrevocable instructions to such holder’s Participant to exercise such warrants, that solely for purposes of Regulation SHO that such holder shall be deemed to have exercised such warrants.

(b) Upon receipt of a Notice of Exercise for a cashless exercise pursuant to the Warrants (the “Cashless Exercise”), which is only permitted when there is no effective registration statement registering, or the prospectus contained therein is not available for, the issuance of the Warrant Shares to the Holder pursuant to the terms of the Warrant Agreement, the Company will promptly calculate and transmit to the Warrant Agent, and the Warrant Agent shall have no obligation under this Agreement to calculate, the number of Warrant Shares issuable in connection with such Cashless Exercise, and deliver a copy of the Notice of Exercise to the Warrant Agent, which shall issue such number of Warrant Shares in connection with such Cashless Exercise. The Warrant Agent shall have no duty or obligation to investigate or confirm whether the Company’s determination of the number of Warrant Shares to be issued on such exercise is accurate or correct. In the event of a Cashless Exercise, the Company shall provide the cost basis for shares issued pursuant to a Cashless Exercise at the same time it transmits the number of Warrant Shares to the Warrant Agent.

(c) Upon the exercise of the Warrant Certificate, pursuant to the terms of Section 2 of the Warrant Certificate, the Warrant Agent shall cause the Warrant Shares underlying such Warrant Certificate, or Global Warrant, to be delivered to or upon the order of the Holder of such Warrant Certificate, or Global Warrant, registered in such name or names as may be designated by such Holder, no later than the Warrant Share Delivery Date (as such term is defined in the Warrant Certificate). If the Company’s transfer agent is then a participant in the DWAC system of the Depositary and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder or (B) the Warrant is being exercised via Cashless Exercise, which is only permitted when there is no effective registration statement registering, or the prospectus contained therein is not available for, the issuance of the Warrant Shares to the Holder pursuant to the terms of the Warrant Agreement, then the certificates for Warrant Shares shall be transmitted by the Warrant Agent to the Holder by crediting the account of the Holder’s broker with the Depositary through its DWAC system. For the avoidance of doubt, if the Company becomes obligated to pay any amounts to any Holders pursuant to Sections 2(d)(i) or 2(d)(iv) of the Warrant Certificate, such obligation shall be solely that of the Company and not that of the Warrant Agent. Notwithstanding anything else to the contrary in this Agreement, except in the case of a Cashless Exercise, if any Holder fails to duly deliver payment to the Warrant Agent of an amount equal to the aggregate Exercise Price of the Warrant Shares to be purchased upon exercise of such Holder’s Warrant as set forth in Section 7(a) hereof by the Warrant Share Delivery Date, the Warrant Agent will not be obligated to issue nor deliver such Warrant Shares (via DWAC or otherwise) until following receipt of such payment, and the applicable Warrant Share Delivery Date shall be deemed extended by one day for each day (or part thereof) until such payment is delivered to the Warrant Agent.

(d) All funds received by Computershare under this Agreement that are to be distributed or applied by Computershare in the performance of Services (the “Funds”) shall be held by Computershare as agent for the Company and deposited in one or more bank accounts to be maintained by Computershare in its name as agent for the Company. Until paid pursuant to this Agreement, Computershare may hold or invest the Funds through such accounts in: (a) funds backed by obligations of, or guaranteed by, the United States of America; (b) debt or commercial paper obligations rated A-1 or P-1 or better by S&P Global Inc. (“S&P”) or Moody's Investors Service, Inc. (“Moody’s”), respectively; (c) Government and Treasury backed AAA-rated Fixed NAV money market funds that comply with Rule 2a-7 of the Investment Company Act of 1940, as amended; or (d) short term certificates of deposit, bank repurchase agreements, and bank accounts with commercial banks with Tier 1 capital exceeding $1 billion, or with an investment grade rating by S&P (LT Local Issuer Credit Rating), Moody’s (Long Term Rating) and Fitch Ratings, Inc. (LT Issuer Default Rating) (each as reported by Bloomberg Finance L.P.). Computershare shall have no responsibility or liability for any diminution of the Funds that may result from any deposit or investment made by Computershare in accordance with this paragraph, including any losses resulting from a default by any bank, financial institution or other third party. Computershare may from time to time receive interest, dividends or other earnings in connection with such deposits or investments. Computershare shall not be obligated to pay such interest, dividends or earnings to the Company, any holder or any other party.

(e) The Warrant Agent shall forward funds received for Warrant exercises in a given month by the 5th business day of the following month by wire transfer to an account designated by the Company.

(f) In the event of a cash exercise of the Warrants, the Company hereby instructs the Warrant Agent to record cost basis for newly issued Warrant Shares in a manner subsequently communicated in writing to the Warrant Agent.

Section 8. Cancellation and Destruction of Warrant Certificates. All Warrant Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Warrant Agent for cancellation or in canceled form, or, if surrendered to the Warrant Agent, shall be canceled by it, and no Warrant Certificate shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Warrant Agent for cancellation and retirement, and the Warrant Agent shall so cancel and retire any other Warrant Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. At the expense of the Company, the Warrant Agent shall deliver all canceled Warrant Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Warrant Certificates, and in such case shall deliver a certificate of destruction thereof to the Company, subject to any applicable law, rule or regulation requiring the Warrant Agent to retain such canceled certificates.

Section 9. Certain Representations; Reservation and Availability of Common Shares or Cash.

(a) This Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by the Warrant Agent, constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, and the Warrants have been duly authorized, executed and issued by the Company and, assuming the Warrants have been countersigned by the Warrant Agent pursuant hereto and payment therefor by the Holders, as provided in the Registration Statement, constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits hereof; in each case except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b) As of the date hereof, the authorized share capital of the Company consists of (i) unlimited Common Shares, of which 38,720,244 Common Shares are issued and outstanding, and 20,932,985 Common Shares are reserved for issuance upon exercise of the Warrants, and (ii) 3,872,024 Common Shares are authorized for issuance to employees, consultants and directors pursuant to the Company’s Long-Term Incentive Plan, as amended, under which options to purchase 2,455,500 shares are issued and outstanding. Except as disclosed in the Registration Statement, there are no other outstanding obligations, warrants, options or other rights to subscribe for or purchase from the Company any class of securities of the Company.

(c) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Common Shares, free from preemptive rights, the number of Common Shares that will be sufficient to permit the exercise in full of all outstanding Warrants.

(d) The Warrant Agent will create a special account for the issuance of Common Shares upon the exercise of Warrants.

(e) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the original issuance or delivery of the Warrant Certificates or certificates evidencing Common Shares upon exercise of the Warrants. The Company shall not, however, be required to pay any tax or governmental charge which may be payable in respect of any transfer involved in the transfer or delivery of Warrant Certificates or the issuance or delivery of certificates for Common Shares in a name other than that of the Holder of the Warrant Certificate evidencing Warrants surrendered for exercise or to issue or deliver any certificate for Common Shares upon the exercise of any Warrants and the Warrant Agent shall not be required to take any related action until any such tax or governmental charge shall have been paid (any such tax or governmental charge being payable by the Holder of such Warrant Certificate at the time of surrender) or until it has been established to the Company’s and the Warrant Agent’s reasonable satisfaction that no such tax or governmental charge is due.

Section 10. Common Shares Record Date. Each Person in whose name any certificate for Common Shares is issued (or to whose broker’s account is credited Common Shares through the DWAC system) upon the exercise of Warrants shall for all purposes be deemed to have become the holder of record of the Common Shares represented thereby on, and such certificate shall be dated, the date on which submission of the Notice of Exercise was made, provided that the Warrant Certificate evidencing such Warrant was duly surrendered (but only if required herein) and payment of the Exercise Price (and any applicable transfer taxes) was received on or prior to the Warrant Share Delivery Date; provided, however, that, if the date of submission of the Notice of Exercise is a date upon which the Common Shares transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding day on which the Common Shares transfer books of the Company are open.

Section 11. Adjustment of Exercise Price, Number of Warrant Shares or Number of the Warrants. The Exercise Price, the number of Warrant Shares covered by each Warrant and the number of Warrants outstanding are subject to adjustment from time to time as provided in Section 3 of the applicable Warrant Certificate. In the event that at any time, as a result of an adjustment made pursuant to Section 3 of the Warrant Certificate, the Holder of any Warrant thereafter exercised shall become entitled to receive any shares of the Company other than Common Shares, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares contained in Section 3 of the applicable Warrant Certificate, and the provisions of Sections 7, 11, and 12 of this Agreement with respect to the Common Shares shall apply on like terms to any such other shares. All Warrants originally issued by the Company subsequent to any adjustment made to the Exercise Price pursuant to the applicable Warrant Certificate shall evidence the right to purchase, at the adjusted Exercise Price, the number of Common Shares purchasable from time to time hereunder upon exercise of the Warrants, all subject to further adjustment as provided herein. The Company hereby agrees that it will provide the Warrant Agent with reasonable notice of such adjustment event. The Company further agrees that it will provide the Warrant Agent with any new or amended exercise terms. The Warrant Agent shall have no obligation under any Section of this Agreement to determine whether an adjustment event has occurred or to calculate any of the adjustments set forth herein.

Section 12. Certification of Adjusted Exercise Price or Number of Common Shares. Whenever the Exercise Price or the number of Warrant Shares issuable upon the exercise of each Warrant is adjusted as provided in Section 11 or 13, the Company shall (a) promptly prepare a certificate setting forth the Exercise Price of each Warrant, as so adjusted, and any new or amended exercise terms, and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Warrant Agent and with each transfer agent for the Common Shares a copy of such certificate and (c) instruct the Warrant Agent, at the Company’s expense, to send a brief summary of the facts accounting for such adjustment to each Holder of a Warrant Certificate. The Warrant Agent shall be fully protected in relying on any such certificate and on any adjustment or statement therein contained and shall have no duty or liability with respect to, and shall not be deemed to have knowledge of, any such adjustment or any such event unless and until it shall have received such certificate. The Warrant Agent shall have no obligation under any Section of this Agreement to determine whether such an adjustment event has occurred or to calculate any of the adjustments set forth herein.

Section 13. Fractional Common Shares.

(a) The Company shall not issue fractions of Warrants or distribute Warrant Certificates which evidence fractional Warrants. Whenever any fractional Warrant would otherwise be required to be issued or distributed, the actual issuance or distribution shall reflect a rounding of such fraction to the nearest whole Warrant (rounded down).

(b) The Company shall not issue fractions of Common Shares upon exercise of Warrants or distribute stock certificates which evidence fractional Common Shares. Whenever any fraction of a Common Share would otherwise be required to be issued or distributed, the actual issuance or distribution in respect thereof shall be made in accordance with Section 2(d)(v) of the Warrant Certificate.

Section 14. Conditions of the Warrant Agent’s Obligations. The Warrant Agent accepts its obligations herein set forth upon the express terms and conditions hereof, including the following to all of which the Company agrees and to all of which the rights hereunder of the Holders from time to time of the Warrant Certificates shall be subject:

(a)       Compensation and Indemnification.

(i)                              The Company agrees promptly to pay the Warrant Agent the compensation detailed in mutually agreed upon fee schedule provided separately and executed on the date hereof for all services rendered by the Warrant Agent and to reimburse the Warrant Agent for reasonable out-of-pocket expenses (including reasonable counsel fees) and other disbursements incurred in the preparation, delivery, negotiation, amendment, administration and execution of this Agreement and the exercise and performance of its duties hereunder.

(ii)                           The Company also agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense (including, without limitation, the reasonable fees and expenses of legal counsel) which may be paid, incurred or suffered by it, or which it may become subject arising from or out of, directly or indirectly, any claims or liability resulting from any action taken, suffered, or omitted by the Warrant Agent pursuant hereto without gross negligence or willful misconduct (each as determined by a final, non-appealable judgment of a court of competent jurisdiction) on the part of the Warrant Agent in connection with the execution, acceptance, administration, exercise, and performance of its duties under this Agreement, including the reasonable costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly, or of enforcing its rights under this Agreement.

(iii)                        The Warrant Agent shall be under no obligation to institute or defend any action, suit, or legal proceeding in connection herewith or to take any other action likely to involve the Warrant Agent in expense, unless first indemnified to the Warrant Agent’s satisfaction.

(iv)                         From time to time, the Company may provide the Warrant Agent with instructions concerning the services performed by the Warrant Agent hereunder. In addition, at any time the Warrant Agent may apply to the Chief Executive Officer or Chief Financial Officer of the Company for instruction, and may consult with legal counsel for the Warrant Agent or the Company with respect to any matter arising in connection with the services to be performed by the Warrant Agent under this Agreement. The Warrant Agent and its agents and subcontractors shall not be liable and shall be indemnified by the Company for any action taken or omitted by the Warrant Agent in reliance upon any Company instructions or upon the advice or opinion of such counsel in the absence of bad faith (which bad faith must be determined by a final, non-appealable judgment of a court of competent jurisdiction). The Warrant Agent shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Company.

(v)                           Anything in this Agreement to the contrary notwithstanding, in no event shall the Warrant Agent be liable under or in connection with this Agreement for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits, whether or not foreseeable, even if the Warrant Agent has been advised of the possibility thereof and regardless of the form of action in which such damages are sought.

(vi)                         Notwithstanding anything contained herein to the contrary, the Warrant Agent’s aggregate liability to the Company, or any of the Company’s representatives or agents, or any other person or entity during any term of this Agreement with respect to, arising from or arising in connection with this Agreement, or from all services provided or omitted to be provided under this Agreement, whether in contract, tort, or otherwise, is expressly limited to, and shall not exceed in any circumstances, the amounts paid by the Company to the Warrant Agent as fees and charges under this Agreement (but not including reimbursable expenses) during the twelve (12) months immediately preceding the event for which recovery from Warrant Agent is being sought.

(vii)                     Notwithstanding anything to the contrary, the Warrant Agent shall not be obligated to perform any duties inconsistent with its duties under this Agreement, and the Warrant Agent shall be entitled to resign immediately upon written notice to the Company in the event of inconsistency between the terms of the Warrant Certificate and this Agreement that adversely affects the rights, immunities, liabilities, duties or obligations of the Warrant Agent, and the Warrant Agent shall be indemnified and held harmless by the Company with respect to such actions.

(viii)                  This Section 14 shall survive the resignation or discharge of the Warrant Agent, the expiration of the Warrants or the termination of this Agreement.

(b)       Agent for the Company. In acting under this Agreement and in connection with the Warrant Certificates, the Warrant Agent is acting solely as agent of the Company and does not assume any obligations or relationship of agency or trust for or with any of the Holders of Warrant Certificates or beneficial owners of Warrants.

(c)      Counsel. The Warrant Agent may consult satisfactory to it, which may include counsel for the Company, and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in the absence of bad faith and in accordance with the advice or opinion of such counsel.

(d)       Documents. The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken or omitted by it in reliance upon any Warrant Certificate, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

(e)       Certain Transactions. The Warrant Agent, and its officers, directors and employees, may become the owner of, or acquire any interest in, Warrants, with the same rights that it or they would have if it were not the Warrant Agent hereunder, and, to the extent permitted by applicable law, it or they may engage or be interested in any financial or other transaction with the Company and may act on, or as depositary, trustee or agent for, any committee or body of Holders of Warrant Securities or other obligations of the Company as freely as if it were not the Warrant Agent hereunder. Nothing in this Agreement shall be deemed to prevent the Warrant Agent from acting as trustee under any indenture to which the Company is a party.

(f)         No Liability for Interest. The Warrant Agent shall have no liability for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Warrant Certificates.

(g)       No Liability for Invalidity. The Warrant Agent shall have no liability with respect to any invalidity of this Agreement or the Warrant Certificates (except as to the Warrant Agent’s countersignature, by either manual, electronic or facsimile signature, thereon).

(h)       No Responsibility for Representations. The Warrant Agent shall not be responsible for any of the recitals or representations herein or in the Warrant Certificate (except as to the Warrant Agent’s countersignature, by either manual, electronic or facsimile signature, thereon), all of which are made solely by the Company.

(i)         No Implied Obligations. The Warrant Agent shall be obligated to perform only such duties as are herein and in the Warrant Certificates specifically set forth and no implied duties or obligations shall be read into this Agreement or the Warrant

Certificates against the Warrant Agent. The Warrant Agent shall not be under any obligation to take any action hereunder which may tend to involve it in any expense or liability, the payment of which within a reasonable time is not, in its reasonable opinion, assured to it. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any of the Warrant Certificates countersigned by the Warrant Agent and delivered by it to the Company pursuant to this Agreement or for the application by the Company of the proceeds of the Warrant Certificates. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained herein or in the Warrant Certificates or in the case of the receipt of any written demand from a Holder of a Warrant Certificate with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law.

(j)         No Notice. The Warrant Agent shall not be required to take notice or be deemed to have notice of any event or condition hereunder, including any event or condition that may require action by the Warrant Agent, unless the Warrant Agent shall be specifically notified in writing of such event or condition by the Company, and all notices or other instruments required by this Agreement to be delivered to the Warrant Agent must, in order to be effective, be received by the Warrant Agent as specified in Section 19 hereof, and in the absence of such notice so delivered, the Warrant Agent may conclusively assume no such event or condition exists.

(k)       Company’s Failure to Timely Deliver. Provided the Warrant Agent has performed its duties as soon as commercially practicable, the Warrant Agent shall not be liable for the Company’s failure to timely deliver Common Shares pursuant to the terms of the Warrants, nor shall the Warrant Agent be liable for any liquidated damages or any other damages associated therewith.

Section 15. Purchase or Consolidation or Change of Name of Warrant Agent. Any entity into which the Warrant Agent or any successor Warrant Agent may be merged or with which it may be consolidated, or any entity resulting from any merger or consolidation to which the Warrant Agent or any successor Warrant Agent shall be party, or any entity succeeding to corporate trust or shareholder services business of the Warrant Agent or any successor Warrant Agent, shall be the successor to the Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such entity would be eligible for appointment as a successor Warrant Agent under the provisions of Section 17. The purchase of all or substantially all of the Warrant Agent’s assets employed in the performance of the transfer agent activities shall be deemed a merger or consolidation for purposes of this Section 15. In case at the time such successor Warrant Agent shall succeed to the agency created by this Agreement any of the Warrant Certificates shall have been countersigned but not delivered, any such successor Warrant Agent may adopt the countersignature of the predecessor Warrant Agent and deliver such Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases, such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name and deliver Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and in all such cases, such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

Section 16. Duties of Warrant Agent. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following express terms and conditions, by all of which the Company, by its acceptance hereof, shall be bound:

(a) Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chief Executive Officer or Chief Financial Officer of the Company; and such certificate shall be full authentication to the Warrant Agent for any action taken, omitted to be taken, or suffered in the absence of bad faith (which bad faith must be determined by a final, non-appealable judgment of a court of competent jurisdiction) by it under the provisions of this Agreement in reliance upon such certificate.

(b) Subject to the limitation set forth in Section 14, the Warrant Agent shall be liable hereunder only for its own gross negligence or willful misconduct (which gross negligence or willful misconduct must be determined by a final, non-appealable judgment of a court of competent jurisdiction).

(c) The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Warrant Certificates (except its countersignature, by either manual, electronic or facsimile signature, thereof) by the Company or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

(d) The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant Certificate (except its countersignature, by either manual, electronic or facsimile signature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant Certificate; nor shall it be responsible for the adjustment of the Exercise Price or the making of any change in the number of Common Shares required under the provisions of Section 11 or 13 or responsible for the manner, method or amount of any such change or the ascertaining of the existence of facts that would require any such adjustment or change (except with respect to the exercise of Warrants evidenced by Warrant Certificates after actual notice of any adjustment of the Exercise Price); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Common Shares to be issued pursuant to this Agreement or any Warrant Certificate or as to whether any Common Shares will, when issued, be duly authorized, validly issued, fully paid and nonassessable.

(e) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent hereto for the carrying out or performing by the Warrant Agent of the provisions of this Agreement.

(f) The Warrant Agent and any shareholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

(g) The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Warrant Agent shall not be answerable or accountable for any act, omission, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company, to the Holder, or any other Person resulting from any such act, omission, default, neglect or misconduct, absent gross negligence or willful misconduct in the selection and continued employment thereof (which gross negligence or willful misconduct must be determined by a final, non-appealable judgment of a court of competent jurisdiction).

(h) This Section 16 shall survive the resignation or discharge of the Warrant Agent, the expiration of the Warrants or the termination of this Agreement; provided, however, that the Company shall have no obligations under Section 16(e) following the termination of this Agreement.

Section 17. Change of Warrant Agent. The Warrant Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days’ notice in writing sent to the Company and to each transfer agent of the Common Shares (if known to the Warrant Agent), and to the Holders of the Warrant Certificates. In the event the transfer agency relationship in effect between the Company and the Warrant Agent terminates, the Warrant Agent will be deemed to have resigned automatically and be discharged from its duties under this Agreement as of the effective date of such termination, and the Company shall be responsible for sending any required notice. The Company may remove the Warrant Agent or any successor Warrant Agent upon thirty (30) days’ notice in writing, sent to the Warrant Agent or successor Warrant Agent, as the case may be, and to each transfer agent of the Common Shares, and to the Holders of the Warrant Certificates. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by the Holder of a Warrant Certificate (who shall, with such notice, submit this Warrant Certificate for inspection by the Company), then the Holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new Warrant Agent, provided that, for purposes of this Agreement, the Company shall be deemed to be the Warrant Agent until a new warrant agent is appointed. Any successor Warrant Agent, whether appointed by the Company or by such a court, shall be a entity organized and doing business under the laws of the United States or of a state thereof, in good standing, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Warrant Agent a combined capital and surplus (together with its Affiliates) of at least $50,000,000. After appointment, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the predecessor Warrant Agent shall deliver and transfer to the successor Company or successor Warrant Agent, as the case may be, any property at the time held by it hereunder, and execute and deliver any further reasonable assurance, conveyance, act or deed necessary for the purpose at the Company’s expense and without further liability to the Warrant Agent. Not later than the effective date of any such appointment, or assumption of the Warrant Agent’s role by the Company, the Company shall file notice thereof in writing with the predecessor Warrant Agent and each transfer agent of the Common Shares and mail a notice thereof in writing to the Holders of the Warrant Certificates. However, failure to give any notice provided for in this Section 17, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor Warrant Agent, as the case may be.

Section 18. Issuance of New Warrant Certificates. Notwithstanding any of the provisions of this Agreement or of the Warrants to the contrary, the Company may, at its option, issue new Warrant Certificates evidencing Warrants in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Exercise Price per share and the number or kind or class of shares or other securities or property purchasable under the several Warrant Certificates made in accordance with the provisions of this Agreement.

Section 19. Notices. Notices or demands authorized by this Agreement to be given or made (i) by the Warrant Agent or by the Holder of any Warrant Certificate to or on the Company, (ii) subject to the provisions of Section 17, by the Company or by the Holder of any Warrant Certificate to or on the Warrant Agent or (iii) by the Company or the Warrant Agent to the Holder of any Warrant Certificate, shall be deemed given (a) on the date delivered, if delivered personally, (b) on the first Business Day following the deposit thereof with Federal Express or another recognized overnight courier, if sent by Federal Express or another recognized overnight courier, (c) on the fourth Business Day following the mailing thereof with postage prepaid, if mailed by registered or certified mail (return receipt requested), and (d) the time of transmission, if such notice or communication is delivered to the Company or the Holder of any Warrant Certificate via facsimile or e-mail attachment at or prior to 5:30 p.m. (New York City time) on a Business Day and (e) the next Business Day after the date of transmission, if such notice or communication is delivered to the Company or the Holder of any Warrant Certificate via facsimile or e-mail attachment on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day, in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)	If to the Company, to:

NioCorp Developments Ltd.

7000 South Yosemite Street, Suite 115

Centennial, Colorado 80112

Attn. Neal Shah

Email: [***]

With a copy (which shall not constitute notice) to:

Jones Day

901 Lakeside Avenue

Cleveland, Ohio 44114

Attn. Andrew Thomas

Email: [***]

(b)	If to the Warrant Agent, to:

Computershare Trust Company, N.A.

Computershare

150 Royall St., Suite 101

Canton, MA 02021

Attention: Client Services

For any notice delivered by email to be deemed given or made, such notice must be followed by notice sent by overnight courier service to be delivered on the next business day following such email, unless the recipient of such email has acknowledged via return email receipt of such email.

(c) If to the Holder of any Warrant Certificate, to the address of such Holder as shown on the registry books of the Company. Any notice required to be delivered by the Company to the Holder of any Warrant may be given by the Warrant Agent on behalf of the

Company. Notwithstanding any other provision of this Agreement, where this Agreement provides for notice of any event to a Holder of any Warrant, such notice shall be sufficiently given if given to the Depositary (or its designee) pursuant to the procedures of the Depositary or its designee.

Section 20. Supplements and Amendments.

(a) The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any Holders of Global Warrants in order to add to the covenants and agreements of the Company for the benefit of the Holders of the Global Warrants, or to surrender any rights or power reserved to or conferred upon the Company in this Agreement, provided that such addition, correction or surrender shall not adversely affect the interests of the Holders of the Global Warrants or Warrant Certificates in any material respect.

(b) In addition to the foregoing, with the consent of Holders of Warrants entitled, upon exercise thereof, to receive not less than a majority of the Common Shares issuable thereunder, the Company and the Warrant Agent may modify this Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or modifying in any manner the rights of the Holders of the Warrants; provided, however, that that no modification of the terms (including but not limited to the adjustments described in Section 11) upon which the Warrants are exercisable or the rights of Holders of Warrants to receive liquidated damages or other payments in cash from the Company or reducing the percentage required for consent to modification of this Agreement may be made without the consent of the Holder of each outstanding Warrant Certificate affected thereby; provided further, however, that no amendment hereunder shall affect any terms of any Warrant Certificate issued in a Warrant Exchange. As a condition precedent to the Warrant Agent’s execution of any amendment, the Company shall deliver to the Warrant Agent a certificate from a duly authorized officer of the Company that states that the proposed amendment complies with the terms of this Section 20. Notwithstanding anything in this Agreement to the contrary, the Warrant Agent shall not be required to execute any supplement or amendment to this Agreement that it has determined would adversely affect its own rights, duties, obligations, liabilities or immunities under this Agreement. No supplement or amendment to this Agreement shall be effective unless duly executed by the Warrant Agent.

Section 21. Successors. All covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 22. Benefits of this Agreement. Nothing in this Agreement shall be construed to give any Person other than the Company, the Holders of Warrant Certificates and the Warrant Agent any legal or equitable right, remedy or claim under this Agreement. This Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the Holders of the Warrant Certificates.

Section 23.    Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. Notwithstanding anything to the contrary contained in this Agreement, in the event of inconsistency between any provision in this Agreement and any provision in a Warrant Certificate, as it may from time to time be amended, the Warrant Certificate shall control; provided that all rights, duties obligations, liabilities and immunities of the Warrant Agent shall be governed and controlled by this Agreement.

Section 24.  Governing Law; Jurisdiction. This Agreement and each Warrant Certificate and Global Warrant issued hereunder shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to the conflicts of law principles thereof. The parties hereto hereby agree that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and the appellate courts thereof, and irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive. The parties hereto hereby waive any objection to such exclusive jurisdiction and that such courts represent an inconvenience forum.

Section 25. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Agreement transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

Section 26. Captions. The captions of the sections of this Agreement have been inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

Section 27.  Information. The Company agrees to promptly provide to the Holders of the Warrants any information it provides to the holders of the Common Shares, except to the extent any such information is publicly available on the EDGAR system (or any successor thereof) of the Securities and Exchange Commission.

Section 28.    Confidentiality. The Warrant Agent and the Company agree that all books, records, information and data pertaining to the business of the other party, including inter alia, personal, non-public Warrant Holder information, which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement including the fees for services set forth in the attached schedule shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law, including, without limitation, pursuant to subpoenas from state or federal government authorities (e.g., in divorce and criminal actions).

Section 29.     Force Majeure. Notwithstanding anything to the contrary contained herein, the Warrant Agent will not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, epidemic, pandemic, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.

Section 30.     Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable. If an invalid or unenforceable provision shall affect the rights, immunities, liabilities, duties or obligations of the Warrant Agent, the Warrant Agent shall be entitled to resign immediately upon written notice to the Company.

[Remainder of page left intentionally blank; signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

NIOCORP DEVELOPMENTS LTD.

By:	/s/ Neal Shah
Name: Neal Shah
Title: Chief Financial Officer and Corporate Secretary

COMPUTERSHARE INC.
COMPUTERSHARE TRUST COMPANY, N.A.

By:	/s/ Collin Ekeogu
Name: Collin Ekeogu
Title: Senior Manager

Exhibit 1: Form of Series A Warrant Certificate

Exhibit 2: Form of Series B Warrant Certificate

Exhibit 3: Form of Warrant Certificate Request Notice

WARRANT CERTIFICATE REQUEST NOTICE

To: Computershare Inc., and its affiliate, Computershare Trust Company, N.A., collectively as Warrant Agent for NioCorp Developments Ltd. (the “Company”)

The undersigned Holder of Common Share Purchase Warrants (“Warrants”) in the form of Global Warrants issued by the Company hereby elects to receive a Definitive Certificate evidencing the Warrants held by the Holder as specified below:

1.	Name of Holder of Warrants in form of Global Warrants: ___________________________
2.	Name of Holder of Warrants in form of Definitive Certificate (if different from name of Holder of Warrants in form of Global Warrants): ________________________________
3.	Number of Warrants in name of Holder in form of Global Warrants: ___________________
4.	Number of Warrants for which Definitive Certificate shall be issued: __________________
5.	Series of Warrants to which this Certificate Request Notice applies (Series A or Series B): ___________________________________

6.	Number of Warrants in name of Holder in form of Global Warrants after issuance of Definitive Certificate, if any: ___________

7.	Definitive Certificate shall be delivered to the following address:

The undersigned hereby acknowledges and agrees that, in connection with this Warrant Exchange and the issuance of the Definitive Certificate, the Holder is deemed to have surrendered the number of Warrants in form of Global Warrants in the name of the Holder equal to the number of Warrants evidenced by the Definitive Certificate.

[SIGNATURE OF HOLDER]

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

Exhibit 4

Form of Global Warrant Request Notice

GLOBAL WARRANT REQUEST NOTICE

To: Computershare Inc., and its affiliate, Computershare Trust Company, N.A., collectively as Warrant Agent for NioCorp Developments Ltd. (the “Company”)

The undersigned Holder of Common Share Purchase Warrants (“Warrants”) in the form of Definitive Certificates issued by the Company hereby elects to receive a Global Warrant evidencing the Warrants held by the Holder as specified below:

1.	Name of Holder of Warrants in form of Definitive Certificates: _____________________________
2.	Name of Holder of Warrants in form of Global Warrant (if different from name of Holder of Warrants in form of Definitive Certificates): ________________________________
3.	Number of Warrants in name of Holder in form of Definitive Certificates: ___________________
4.	Number of Warrants for which Global Warrant shall be issued: __________________
5.	Series of Warrants to which the Warrant Request Notice applies (Series A or Series B): ____________

6.	Number of Warrants in name of Holder in form of Definitive Certificates after issuance of Global Warrant, if any: ___________

The undersigned hereby acknowledges and agrees that, in connection with this Global Warrant Exchange and the issuance of the Global Warrant, the Holder is deemed to have surrendered the number of Warrants in form of Definitive Certificates in the name of the Holder equal to the number of Warrants evidenced by the Global Warrant.

[SIGNATURE OF HOLDER]

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date: